UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2018

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Compensatory Arrangement of Certain Officers

Effective as of April 27, 2018, Omega Healthcare Investors, Inc. (the “Company”) and Steven J. Insoft, the Company’s Chief Corporate Development Officer, entered into an amendment (the “Amendment”) to Mr. Insoft’s employment agreement with the Company. The Amendment conforms certain provisions of Mr. Insoft’s employment agreement to those of other executive officers of the Company by providing that the non-competition obligations apply for a fixed period of time after termination of employment and that severance pay (if payable) is payable for that same period of time. The Amendment provides for (a) non-competition obligations that expire 21 months after termination of employment and (b) severance pay for 21 months after termination of employment by the employer without “cause” or resignation for “good reason” (as such terms are defined in the employment agreement).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment To Employment Agreement, effective as of April 27, 2018, among OHI Asset Management LLC, the Company and Steven J. Insoft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: April 30, 2018	By:	/s/	Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment To Employment Agreement, effective as of April 27, 2018, among OHI Asset Management LLC, the Company and Steven J. Insoft.